UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2010
CLEAN DIESEL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33710	06-1393453

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 10 Middle Street, Bridgeport, CT	06604

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(203) 416-5290
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Innovator Capital Letter
The Registrant entered into a Letter Agreement, dated August 23, 2010 (the “Letter Agreement”), with Innovator Capital Limited, a financial services company based in London, England (“Innovator”), to (i) extend the term of Innovator’s engagement until the close of business on September 30, 2010 and (ii) clarify the Registrant’s fee arrangements with Innovator in the context of the proposed merger transaction (the “Merger”) with Catalytic Solutions, Inc. (“CSI”). Pursuant to the Letter Agreement, Innovator will receive the following remuneration for services rendered in connection with the Merger as, if and when completed: (i) the cash amount of $500,000.00 less monthly retainer fees paid to Innovator by the Registrant and (ii) 194,486 shares of the Registrant’s common stock, $0.01 par value per share, prior to the contemplated reverse stock split related to the Merger. The clarifications set forth above are fully described in the Letter Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference. Mr. Mungo Park, Chairman of the Board of Directors of the Registrant, is also a principal and chairman of Innovator.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Letter Agreement, dated August 23, 2010, between Clean Diesel Technologies, Inc. and Innovator Capital, Ltd.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Diesel Technologies, Inc.
By:	/s/ John B. Wynne, Jr.
John B. Wynne, Jr.
Its: Interim Chief Financial Officer, Vice President and Treasurer

Dated: August 25, 2010

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Letter Agreement, dated August 23, 2010, between Clean Diesel Technologies, Inc. and Innovator Capital, Ltd.